3993 Howard Hughes Parkway
Suite 600
Las Vegas, Nevada 89169

Our File Number:   48855-00001

Exhibit 5.1

September 15, 2011

Yongye International, Inc.
6th Floor, Suite 608
Xue Yuan International Tower
No. 1 Zhichun Road
Haidian District, Beijing
People’s Republic of China

Re:       Yongye International Inc./Registration Statement on Form S-3 (Amendment No. 2)

Ladies and Gentlemen:

We have acted as special Nevada counsel to Yongye International Inc., a Nevada corporation (the “Company”), in connection with the registration with the Securities and Exchange Commission (the “Commission”) under a registration statement on Form S-3 (Amendment No. 1), Registration No. 333-175407 (the “Registration Statement”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), 12,035,048 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  The Shares being registered consist of (i) 9,869,205 shares of Common Stock (the “Conversion Shares”), which represents the maximum aggregate number of shares of its Common Stock receivable upon conversion of 5,681,818 shares (“Preferred Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.001 (the “Preferred Stock”) that are currently outstanding, and additional shares of Preferred Stock that may be issued as pay-in-kind dividends on the outstanding Preferred Stock (“Additional Preferred Stock”), and (ii) 2,165,843 shares of Common Stock (the “Purchased Shares”), which were acquired by the Selling Stockholders (as defined in the Registration Statement) in the open market in August and September.  The Conversion Shares consist of shares of Common Stock that will be newly-issued by the Company and certain outstanding shares currently held by Full Alliance International Limited (“Full Alliance”).

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September 15, 2011 Page 2

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Articles of Incorporation of the Company, as filed with the Secretary of State of Nevada (“Secretary of State”) on December 12, 2006, as amended by a Certificate of Amendment filed with the Secretary of State on April 7, 2011, and as further amended by Articles of Merger filed with the Secretary of State on June 23, 2009; (iii) the Bylaws of the Company dated June 5, 2009; (iv) the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock, as filed with the Secretary of State on June 8, 2011 (the “Certificate of Designation”), which established the series of Preferred Stock; (v) the Securities Purchase Agreement dated May 29, 2011 related to the sale of the Preferred Shares by the Company; (vi) the Stockholder’s Agreement dated June 9, 2011 relating to, among other matters, the potential transfer of outstanding shares of Common Stock held by Full Alliance International Limited (“Full Alliance”) to the holders of the Preferred Stock in certain circumstances in connection with the conversion of the Preferred Stock; and (vii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Preferred Shares, the issuance of certain of the Shares to Full Alliance, the registration of the Shares under the Securities Act, and such other matters as relevant. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company in the documents identified or otherwise, and of public officials.

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies.  We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.  In our examination of documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder, and, other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.  With respect to our opinion related to the Purchased Shares, to the extent that records of all stock issuances by the Company were not made available to us, we have relied upon the presumption of regularity and continuity with respect to the issuance of such shares to the extent necessary to enable us to provide such opinion

In rendering the opinions set forth below, we have also assumed that, (i) any Additional Preferred Shares will be issued in accordance with the terms of the Certificate of Designation, (ii) Shares issued upon conversion of the Preferred Shares or Additional Preferred Shares will be issued in accordance with the terms of the Certificate of Designation, and (iii) Shares, if any, transferred by Full Alliance upon conversion of Preferred Shares or Additional Preferred Shares will be transferred in accordance with the terms of the Stockholder’s Agreement.

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

September 15, 2011 Page 3

Based upon and subject to the foregoing, we are of the opinion that: (i) the issuance of the Conversion Shares by the Company upon conversion of the Preferred Shares or Additional Preferred Shares has been duly authorized by the Company; (ii) upon issuance of Conversion Shares by the Company upon conversion of the Preferred Shares or any Additional Preferred Shares, such Shares will be validly issued, fully paid, and non-assessable; (iii) Shares held by Full Alliance that may be transferred upon the conversion of Preferred Shares or Additional Preferred Shares to the holders thereof pursuant to the terms of the Stockholder’s Agreement have been validly issued, and are fully paid and nonassessable; and, (iv) the Purchased Shares have been validly issued, and are fully paid and nonassessable.

The opinions expressed herein are as of the date hereof and as of the date the Registration Statement is declared effective.  We disclaim any undertaking to advise you of any changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws).  We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Lewis and Roca LLP

LEWIS AND ROCA LLP